UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2014

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 12, 2014, Allison Transmission Holdings, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with VA Partners I, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and Gregory P. Spivy (collectively, the “ValueAct Group”). The ValueAct Group represented in the Agreement that they collectively owned 19,125,204 shares (approximately 10.77% of the outstanding common stock of the Company).

Pursuant to the Agreement and subject to the conditions set forth therein, the Company has agreed to appoint Mr. Spivy as a member of the Board of Directors of the Company (the “Board”) if requested by the ValueAct Group before the 60th day prior to the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). If Mr. Spivy is appointed to the Board, the Company will include Mr. Spivy as a Class I Director with a term to expire at the 2016 Annual Meeting. The Company’s obligation to appoint Mr. Spivy if requested by the ValueAct Group will cease if the ValueAct Group no longer holds at least 7.5% of the Company’s common stock or any member of the ValueAct Group breaches the Agreement. The Company has also agreed that the ValueAct Group may receive certain information about the Company in accordance with a confidentiality agreement entered into by the parties.

The ValueAct Group has agreed to vote for the Board’s slate of nominees for director at the Company’s 2015 annual meeting of stockholders. In addition, during the term of the Agreement, the ValueAct Group agrees, subject to certain exceptions, that it shall not:

•	make, participate in or encourage any solicitation of proxies or consents;

•	deposit any securities of the Company in any voting trust or similar arrangement;

•	own in excess of 12% of the Company’s stock;

•	sell or transfer shares of the Company’s stock to any third party such that the third party would own more than 4.9% of the Company’s stock after such a sell or transfer;

•	effect, propose, participate in or facilitate any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries;

•	engage in any “short selling” of the Company’s stock;

•	call or seek to call any meeting of stockholders;

•	seek representation on the Board, except as set forth in the Agreement;

•	seek the removal of any member of the Board;

•	make a request for any stockholder list or other Company books and records;

•	take any action in support of or make any proposal or request that constitutes:

•	advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board;

•	any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company;

•	any other material change in the Company’s management, business or corporate structure; or

•	seeking to have the Company waive or make amendments or modifications to its Certificate of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person;

•	disparage the Company, its affiliates or any of its current or former officers or directors; or

•	encourage a third party to do any of the foregoing.

The Agreement terminates on the date that is the earliest of: (i) the Company’s failure to appoint Mr. Spivy to the Board following a request by the ValueAct Group, (ii) in the event Mr. Spivy is appointed to the Board and then resigns or is otherwise removed, the failure of the Company to work in good faith to appoint a mutually acceptable replacement nominee, or (iii) the 60th day prior to the Company’s 2016 Annual Meeting.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company’s press release issued in connection with entering into the Agreement is furnished as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Cooperation Agreement between the Company and the ValueAct Group, dated December 12, 2014

99.2	Press release dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: December 15, 2014
	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cooperation Agreement between the Company and the ValueAct Group, dated December 12, 2014

99.2	Press release dated December 15, 2014